UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 9, 2015

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah (State of Incorporation) 1583 South 1700 East Vernal, Utah (Address of principal executive offices)	46-4341605 (I.R.S. Employer Identification No.) 84078 (Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2015, Hard Rock Solutions, LLC (“Hard Rock”) and Extreme Technologies, LLC (“Extreme Technologies” and together with Hard Rock, the “Hard Rock Parties”), wholly-owned subsidiaries of Superior Drilling Products, Inc. (the “Company”), entered into an Exclusive Manufacturing, Marketing, Sales and Consulting Agreement (the “Marketing Agreement”) with Tenax Energy Solutions, LLC (“Tenax”) and Kevin Jones (“Jones” and together with Tenax, the “Tenax Parties”) granting the Hard Rock Parties the perpetual and exclusive right and license to manufacture, market, sell and rent products utilizing technology used in a certain subsurface drilling tool (the “Original IP”).

Among other things, the Marketing Agreement provides that Hard Rock will make monthly payments commencing on February 1, 2015 through January 1, 2017 to the Tenax Parties, or alternatively Hard Rock may prepay any of the monthly payments for each quarterly period, in the aggregate amount of up to $2 million, subject to future sales or rental revenue of products utilizing the Original IP. The Tenax Parties and their affiliates also agree not to show to any third party any new or additional intellectual property created or developed by any of the Tenax Parties (“New IP”) without first showing such New IP to Extreme and its affiliates and giving Extreme and its affilates an option to make a proposal to the Tenax Parties with respect to the New IP. The Tenax Parties have the right, in their sole discretion, to reject such proposal and offer the New IP to any third party, but only on higher purchase price terms and conditions. Commencing on January 1, 2016, Extreme Technologies has the option to purchase from Jones the patent applications and/or patents relating to the Original IP for an additional payment.

The foregoing description of the Marketing Agreement is qualified in its entirety by reference to the text of the agreement, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2014. The Company intends to request confidential treatment for certain portions of the Marketing Agreement, which will be omitted from the exhibit.

Item 8.01.	Other Events.

On January 15, 2015, the Company issued a press release in connection with the entry into the Marketing Agreement and related transactions. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release of Superior Drilling Products, Inc., dated January 15, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2015

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer